Exhibit 99.1

MOLSON COORS ANNOUNCES COMPLETION OF $1.9 BILLION DEBT OFFERING

TO SUPPORT STARBEV ACQUISITION

May 3, 2012 (DENVER AND MONTREAL) – Molson Coors Brewing Company (NYSE: TAP; TSX) today announced that it has completed an offering of debt securities totaling $1.9 billion, the proceeds of which will be used to finance its acquisition of Central and Eastern European brewer StarBev L.P., as previously announced on April 3, 2012.

“We are very pleased with the pricing and terms of these financing transactions, which were swiftly executed and consistent with our previously outlined expectations and timetable,” said Stewart Glendinning, Chief Financial Officer of Molson Coors. “The acquisition of StarBev will provide Molson Coors with a strong platform for future profitable growth in attractive markets. We expect the transaction to be accretive to earnings in the first full year of operations and offers substantial long-term value creation opportunities to our shareholders.”

The Company issued $300 million of 2.00% senior notes due 2017, $500 million of 3.50% senior notes due 2022, and $1.1 billion of 5.00% senior notes due 2042.

The StarBev acquisition is subject to approval by certain European competition authorities and is expected to close in the second quarter of 2012.

Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC acted as active book runners on the offering. Kirkland & Ellis LLP acted as legal advisor to Molson Coors.

Overview of Molson Coors Brewing Company

Molson Coors Brewing Company is one of the world’s largest brewers. The Company’s operating segments include Canada, the United States, the United Kingdom, and Molson Coors International. The Company has a diverse portfolio of owned and partner brands, including signature brands Coors Light, Miller Lite, Molson Canadian and Carling. Molson Coors is listed on the 2011 Dow Jones Sustainability Index (DJSI), the most recognized global benchmark of sustainability among global corporations. The DJSI assesses how companies manage risks and seize opportunities across a wide range of economic, environmental and social dimensions. For more information on Molson Coors Brewing Company, visit the company’s web site, www.molsoncoors.com.

Forward-Looking Statements

This press release includes estimates or projections that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. Generally, the words “believe,” expect,” intend,” anticipate,” “project,” “will,” and similar expressions identify forward-looking statements, which generally are not historic in nature. Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s historical experience, and present projections and expectations are disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”). These factors include, among others, our ability to successfully integrate StarBev, retain key employees and achieve planned cost synergies; our ability to obtain necessary regulatory approvals for the acquisition; pension plan costs; availability or increase in the cost of packaging materials; our ability to maintain manufacturer/distribution agreements; impact of competitive pricing and product pressures; our ability to implement our strategic initiatives, including executing and realizing cost savings; changes in legal and regulatory requirements, including the regulation of distribution systems; increase in the cost of commodities used in the business; our ability to maintain brand image, reputation and product quality; our ability to maintain good labor relations; changes in our supply chain system; additional impairment charges; the impact of climate change and the availability and quality of water; the ability of MillerCoors to integrate operations and technologies; lack of full-control over the operations of MillerCoors; the ability of MillerCoors to maintain good relationships with its distributors; and other risks discussed in our filings with the SEC, including our Annual Report on Form 10-K for the year-ended December 31, 2011, which are available from the SEC. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts

Molson Coors Brewing Company

News Media

Colin Wheeler

(303) 927-2443

colin.wheeler@molsoncoors.com

Investor Relations

Dave Dunnewald

(303) 927-2334

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